As filed with the Securities and Exchange Commission on August 19, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3559	98-1556965
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2710 Lakeview Court

Freemont, CA 94538

(408) 610-3915

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Nancy Krystal

Vice President, General Counsel

Velo3D, Inc.

270 Lakeview Court

Freemont, CA 94538

(408) 610-3915

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas M. Rose Nicole A. Edmonds Troutman Pepper Locke LLP 401 9th Street, N.W., Suite 1000 Washington, D.C. 20004 Tel: (202) 274-2950	David E. Danovitch Angela Gomes Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10019 (202) 274-2950

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-289337

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of common stock, par value $0.0001 per share, of Velo3D, Inc. (the “Registrant”), contemplated by the Registration Statement on Form S-1, as amended (File No. 333-289337), initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 6, 2025 (as amended, the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the Commission on August 18, 2025. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares of common stock to be offered in the public offering by $2,874,999, which includes additional shares that the underwriters have the option to purchase. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on August 20, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

PART II

Information Not Required in Prospectus

Item 16.	Exhibit List

Exhibit	Description

5.1	Opinion of Troutman Pepper Locke LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1/A filed by the registrant on August 13, 2025 (File No. 333-289337) and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm

23.3	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-1 filed by the registrant on August 7, 2025 (File No. 333-289337) and incorporated herein by reference)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 19, 2025.

VELO3D, INC.

By:	/s/ Arun Jeldi
Arun Jeldi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arun Jeldi	Chief Executive Officer and Director	August 19, 2025
Arun Jeldi	(Principal Executive Officer)

/s/ Hull Xu	Chief Financial Officer	August 19, 2025
Hull Xu	(Principal Financial and Accounting Officer)

*	Director	August 19, 2025
Jason Lloyd

*	Director	August 19, 2025
Adrian Keppler

*	Director	August 19, 2025
Stefan Krause

*	Director	August 19, 2025
Kenneth Thieneman

*By:	/s/ Hull Xu
Hull Xu
Attorney-in-fact